     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1998

                                                      REGISTRATION NO. 333-53639
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                     TO THE
                                    FORM S-1


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       MIAMI COMPUTER SUPPLY CORPORATION

    (Exact name of registrant as specified in its articles of incorporation)

             OHIO                            5110                  31-1001529
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                          4750 HEMPSTEAD STATION DRIVE
                               DAYTON, OHIO 45429
                                 (937) 291-8282

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               MICHAEL E. PEPPEL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       MIAMI COMPUTER SUPPLY CORPORATION
                          4750 HEMPSTEAD STATION DRIVE
                               DAYTON, OHIO 45429
                                 (937) 291-8282

          (Name and address, including zip code, of agent for service)
                            ------------------------

                                   COPIES TO:

        TIMOTHY B. MATZ, ESQ.                     ANDREW C. LYNCH, ESQ.
       JEFFREY A. KOEPPEL, ESQ.                   E. LEIGH GILLETT, ESQ.
Elias, Matz, Tiernan & Herrick L.L.P.           Jenkens & Gilchrist, P.C.
  734 15th Street, N.W., 12th Floor       1919 Pennsylvania Avenue, N.W., Suite
        Washington, D.C. 20005                             600
                                               Washington, D.C. 20006-3404

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    The purpose of the filing of this Amendment No. 2 to the Registration Statement on Form S-1 of Miami Computer Supply Corporation is to make certain revisions in Part II of the Registration Statement and to file certain Exhibits to the Registration Statement not previously filed.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following statement sets forth the estimated amount of expenses (other than underwriting discounts and commissions) to be borne by the Registrant in connection with the Offering.

SEC filing fees................................................  $12,425.00
NASD fees......................................................    4,712.00
Nasdaq 10b-17 fees.............................................   17,500.00
Printing, postage and mailing..................................   95,000.00
Legal fees and expenses........................................  120,000.00
Blue Sky fees and expenses.....................................    5,000.00
Accounting fees and expenses...................................  120,000.00
Miscellaneous fees and expenses................................  225,363.00
                                                                 ----------
Total..........................................................  $600,000.00
                                                                 ----------
                                                                 ----------


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


    The Company is an Ohio corporation. Section 1701.59 of the Ohio General Corporation law (the "OGCL") states:

   "(B) A director shall perform his duties as a director, including his duties as a member of any committee of the directors upon which he may serve, in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by:

        (1) One or more directors, officers, or employees of the corporation who the director reasonably believes are reliable and competent in the matters prepared or presented;

        (2) Counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person's professional or expert competence;

        (3) A committee of the directors upon which he does not serve, duly established in accordance with a provision of the articles or the regulations, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

    (C) For purposes of division (B) of this section:

        (1) A director shall not be found to have violated his duties under division (B) of this section unless it is proved by clear and convincing evidence that the director has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances in any action brought against a director, including actions involving or affecting any of the following:

           (a) A change or potential change in control of the corporation, including a determination to resist a change or potential change in control made pursuant to division (F) (7) of section 1701.13 of the Revised Code.

           (b) A termination or potential termination of his service to the corporation as a director;

           (c) His service in any other position or relationship with the corporation.

        (2) A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause reliance on information, opinions, reports, or statements that are prepared or presented by the persons described in divisions (B)(1) to (3) of this section to be unwarranted.

        (3) Nothing contained in this division limits relief available under section 1701.60 of the Revised Code.

    (D) A director shall be liable in damages for any action he takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation. Nothing contained in this division affects the liability of directors under section 1701.95 of the Revised Code or limits relief available under section 1701.60 of the Revised Code. This division does not apply if, and only to the extent that, at the time of a director's act or omission that is the subject of complaint, the articles or the regulations of the corporation state by specific reference to this division that the provisions of this division do not apply to the corporation.

    (E) For purposes of this section, a director, in determining what he reasonably believes to be in the best interests of the corporation, shall consider the interests of the corporation's shareholders and, in his discretion, may consider any of the following:

        (1) The interests of the corporation's employees, suppliers, creditors, and customers;

        (2) The economy of the state and nation;

        (3) Community and societal considerations;

        (4) The long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

    (F) Nothing contained in division (C) or (D) of this section affects the duties of either of the following:

        (1) A director who acts in any capacity other than his capacity as a director;

        (2) A director of a corporation that does not have issued and outstanding shares that are listed on a national securities exchange or are regularly quoted in an over-the-counter market by one or more members of a national or affiliated securities association, who votes for or assents to any action taken by the directors of the corporation that, in connection with a change in control of the corporation, directly results in the holder or holders of a majority of the outstanding shares of the corporation receiving a greater consideration for their shares than other shareholders."

    Section 1701.13(E) of the OGCL states:

   "(E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of it self, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

        (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation, as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

           (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas of the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

           (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

        (3) To the extent that a director, trustee officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

        (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

           (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division
       (E)(1) or (2) of this section;

           (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

           (c) By the shareholders;

           (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

    Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

       (5) (a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                (i) Repay such amount if it is provided by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

           (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon the receipt of an undertaking by or on behalf of the director, trustee, officer employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

        (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

        (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and
    (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

        (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent or another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity."

    The Amended and Restated Articles of Incorporation ("Articles") of the Company also limit the liability of, and provide indemnification to, directors and officers of the Company. Article VIII of the Company's Articles states:

   "A. LIMITATION OF LIABILITY. No director shall be personally liable to the Corporation or its shareholders for monetary damages for any act or omission by such director as a director; provided that a director's liability shall not be limited or eliminated to the extent that it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation, or was undertaken with reckless disregard for the best interests of the Corporation. No amendment to or repeal of this Article VIII.A. shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

    B. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, partnership, joint venture, trust or other enterprise or employee benefit plan, against liability and expenses (including court costs and attorney's fees), judgments, fines, excise taxes and amounts paid in satisfaction, settlement or compromise actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by Section 1701.13 of the OGCL or any successor provision thereto.

    C. ADVANCEMENT OF EXPENSES. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation in defending an action, suit or proceeding described in Article VIII.B. shall be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors only upon receipt of written affirmation by or on behalf of such person in which he agrees to do both of the following: (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with the deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation, and (ii) reasonably cooperate with the Corporation concerning the action, suit or proceeding.

    D. OTHER RIGHTS AND REMEDIES. The indemnification provided by this Article VIII shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Amendment, any insurance or other agreement, trust fund, letter of credit, surety bond, vote of shareholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, member, manager or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided that no indemnification shall be made to or on behalf of an individual in respect of any of the following: (i) any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, a court of competent jurisdiction determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the OGCL or any successor thereto.

    E. INSURANCE. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, partnership, joint venture, trust or another enterprise or employee benefit plan, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the OGCL.

    F. MODIFICATION. The duties of the Corporation to indemnify and to advance expenses to a director, officer, employee or agent provided in this Article VIII shall be in the nature of a contract between the Corporation and each such director, officer, employee or agent and no amendment or repeal of any provision of this Article VIII shall alter, to the detriment of such director, officer, employee or agent, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal."

    Article X of the Company's Code of Regulations states:

       "(a) A director of the Corporation shall not be personally liable for monetary damages for action taken, or any failure to take action, as a director, to the extent set forth in the Corporation's Amended and Restated Articles of Incorporation, which provisions are incorporated herein with the same affect as if they were set forth herein.

        (b) The Corporation shall indemnify any person who is a director, officer, employee or agent of the Corporation to the extent set forth in the Corporation's Amended and Restated Articles of Incorporation, which provisions are incorporated herein with the same affect as if they were set forth herein."

    In addition, the Company maintains a directors and officers liability insurance policy relating to certain actions or omissions which may be taken, or omitted to be taken, by the directors and officers of the Company, as well as a policy which insures against errors and omissions in the offering documents relating to the offer and sale of the Common Stock to the public.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    On April 30, 1997, the Company purchased certain specified assets and assumed certain liabilities of Imperial Data Supply Corporation, a Washington Corporation ("IDSC"). The Company issued 106,383 shares of its Common Stock to John Keegan, the President and a stockholder of IDSC, Valerie Keegan, the wife of John Keegan a stockholder of IDSC, Melva Potter, a stockholder of IDSC and the William H. Potter Testamentary Trust, also a stockholder of IDSC, in exchange for said assets.

    On July 1, 1997, the Company acquired Force 4 D.P. Supplies, Inc., an Oregon corporation ("Force 4"), by means of Force 4's merger with and into MCSC Oregon Acquisition Corporation, a subsidiary of the Company organized in Oregon. The Company issued 129,730 shares of its Common Stock to Daniel W. Wisdom, President and sole stockholder of Force 4, in exchange for 100% of the issued and outstanding common stock of Force 4.

    On July 15, 1997, the Company acquired Data Associates, Inc., a Georgia corporation ("Data"), by means of Data's merger with and into MCSC Georgia Acquisition Corporation, a subsidiary of the Company organized in Georgia. The Company issued 154,996 shares of its Common Stock to Gerald G. Gould, President and 50.1% stockholder of Data, and J. Philip Crone, Vice President and 49.9% stockholder of Data, in exchange for 100% of the issued and outstanding common stock of Data.

    On October 8, 1997, the Company acquired NTI Data Products, Inc. a New Hampshire corporation ("NTI"), by means of NTI's merger with and into MCSC New Hampshire Acquisition Corporation, a subsidiary of the Company organized in New Hampshire. The Company issued 137,501 shares of its Common Stock to Thomas R. James, President and a stockholder of NTI, and Stephen M. Mulloy, Vice President and a stockholder of NTI, in exchange for 100.0% of the issued and outstanding common stock of NTI.

    On December 5, 1997, the Company acquired Britco, Inc., a Texas corporation ("Britco"), by means of Britco's merger with and into MCSC Texas Acquisition Corporation, a subsidiary of the Company organized in Texas. The Company issued 275,000 shares of its Common Stock to Gretchen K. Ferguson, the President and a stockholder of Britco, and Charles L. Ferguson, the Vice President and a stockholder of Britco, in exchange for 100.0% of the issued and outstanding common stock of Britco.

    On December 31, 1997, the Company acquired TBS Printware Corporation, a California corporation ("TBS"), by means of TBS's merger with and into MCSC Fremont Acquisition Corporation, a subsidiary of the Company organized in California. The Company issued 315,000 shares of its Common Stock to Robert Salomon, a director, the Chief Executive Officer and a stockholder of TBS, John McCoubrie, a director, the President and a stockholder of TBS and Lothar Rowe, a director and a stockholder of TBS in exchange for 100.0% of the issued and outstanding common stock of TBS.

    On January 15, 1998, the Company acquired Minnesota Western/Creative Office Products, Inc., a California corporation ("MW"), by means of MW's merger with and into MCSC California Acquisition Corporation, a subsidiary of the Company organized in California. The Company issued 1,322,555 shares of its Common Stock to H. Clark Gilson, a director, the President and a stockholder of MW, individually and together with Kay A. Gilson, his spouse, as Trustees of the Gilson Trust, dated November 5, 1993, Ruy J. Pereira, a director, a Vice President and a stockholder of MW, individually and as Trustee of the Pereira Trust, dated November 12, 1992, Mr. Larry R. Goodman, a director, a Vice President and a stockholder of MW, individually and together with Linda D. Goodman, his spouse, as Trustees of the Goodman Trust, dated February 7, 1994, in exchange for 100.0% of the issued and outstanding common stock of MW.

    On March 3, 1998, the Company acquired Computer Showcase, Inc., a Georgia corporation ("CSI"), by means of CSI's merger with and into MCSC Bulldog Acquisition Corporation, a subsidiary of the Company organized in Georgia. The Company issued 180,269 shares of its Common Stock to Deborah Smith, a director, the President and a stockholder of CSI and Jerrold H. Smith, a director, the Vice President and a stockholder of CSI, in exchange for 100.0% of the issued and outstanding common stock of CSI.


    On June 15, 1998, the Company acquired Electronic Image Systems, Inc., a Washington corporation ("EIS"), by means of EIS's merger with and into MCSC Cougar Acquisition Corporation, a subsidiary of the Company organized in Washington. The Company issued 132,136 shares of its Common Stock to Michael C. Richardson, a director, the Chief Executive Officer, Secretary, and Vice President and a stockholder of EIS and Michael A. Clark, a director, the President and a stockholder of EIS, in exchange for 100% of the issued and outstanding common stock of EIS.


    Each of the foregoing transactions was exempt from the registration requirements of the Securities Act under Section 4(2) thereof and Rule 506 of Regulation D of the General Rules and Regulations promulgated thereunder ("Regulation D"). The securities in each of the foregoing acquisitions were privately placed with individuals, who represented their status as accredited investors as that term is defined in Rule 501(a) of Regulation D.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT NO.                                       INDEX TO EXHIBITS DESCRIPTION
------------  ------------------------------------------------------------------------------------------------------
    1.0       Underwriting Agreement.

    3.1       Amended and Restated Articles of Incorporation of Miami Computer Supply Corporation.(1)

    3.2       Amended and Restated Code of Regulations of Miami Computer Supply Corporation.(1)

    4.0       Form of Stock Certificate of Miami Computer Supply Corporation.(1)

    5.0       Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: legality.

   10.1       Lease by and between Draft Partnership and Miami Computer Supply, Inc. dated October 26, 1995.(1)

   10.2       Lease by and between John Schwarz, Sr., Marcella Schwarz, John and Robert T. Schwarz and Miami
                Computer Supply, Inc., dated June 30, 1994.(1)

   10.3       Miami Computer Supply, Inc. Profit Sharing Plan.(1)

   10.4       Miami Computer Supply, Inc. Section 125C Cafeteria Plan.(1)

   10.5       Credit Facility between Miami Computer Supply, Inc. and National City Bank, as Administrative Agent,
                and the Named Lending Institutions, dated January 8, 1998.(2)

   10.5  (a)  Amendment No. 1 to Credit Facility dated February 13, 1998.(2)

   10.5  (b)  Amendment No. 2 to the Credit Facility dated May 15, 1998.*

   10.6       Epson Authorized Reseller Agreement dated June 28, 1995.(1)

   10.7       Proxima Reseller Agreement dated May 29, 1996.(1)

   10.8       Hewlett Packard U.S. Reseller Channel Agreement as amended January 1, 1996.(1)

   10.9       Lexmark Dealer Agreement dated November 1986.(1)

   10.10      3M Authorized Distributor Agreement dated January 27, 1987.(1)

   10.11      Employment Agreement by and between Miami Computer Supply, Inc., and Thomas C. Winstel dated May 30,
                1996.(1)

   10.12      Employment Agreement by and between Miami Computer Supply, Inc. and Richard A. Newkold dated May 30,
                1996.(1)

   10.13      Employment Agreement by and between Miami Computer Supply, Inc. and Roger E. Turvy dated May 30,
                1996.(1)

   10.14      Employment Agreement by and between Miami Computer Supply, Inc. and Michael E. Peppel dated May 30,
                1996.(1)

   10.15      Employment Agreement by and between Miami Computer Supply, Inc. and John C. Huffman III dated May 30,
                1996.(1)

   10.16      Split Dollar Agreement by and between Miami Computer Supply, Inc. and Thomas C. Winstel dated December
                1, 1995.(1)

   10.17      Split Dollar Agreement by and between Miami Computer Supply, Inc. and Richard A. Newkold dated
                December 1, 1995.(1)

   10.18      Split Dollar Agreement by and between Miami Computer Supply, Inc. and Roger E. Turvy dated December 1,
                1995.(1)

   10.19      Miami Computer Supply Corporation 1996 Stock Option Plan.(1)

   10.20      Miami Computer Supply Corporation Non-employee Director Stock Option Plan.(1)

EXHIBIT NO.                                       INDEX TO EXHIBITS DESCRIPTION
------------  ------------------------------------------------------------------------------------------------------
   10.21      Severance Agreement for Albert L. Schwarz dated December 23, 1997.(3)

   10.22      Miami Computer Supply Corporation 1998 Employee Payroll Deduction Stock Purchase Plan.*

   10.23      Miami Computer Supply 1998 Stock Option Plan.*

   10.24      Agreement and Plan of Reorganization by and between Miami Computer Supply Corporation, MCSC Texas
                Acquisition Corporation, Britco, Inc., Gretchen K. Ferguson and Charles L. Ferguson dated November
                26, 1997.(4)

   10.25      Agreement and Plan of Reorganization by and among Miami Computer Supply Corporation, MCSC California
                Acquisition Corporation, Minnesota Western/Creative Office Products, Inc. and the Named Stockholders
                dated November 21, 1997.(5)

   10.26      Agreement and Plan of Reorganization by and among Miami Computer Supply Corporation, MCSC Fremont
                Acquisition Corporation, TBS Printware Corporation and the Named Stockholders dated December 23,
                1997.(6)

   10.27      Lease Agreement by and between 921 Parker Street, a California General Partnership, and Minnesota
                Western/Creative Office Products, Inc. dated July, 1994.*

   10.28      Lease Agreement by and between 180 S. Prospect Partners and Minnesota Western/Creative Office
                Products, Inc. dated August 26, 1996.*

   21.0       Subsidiaries of the Registrant.*

   23.1       Consent of Elias, Matz, Tiernan & Herrick L.L.P.(7)

   23.2       Consent of Price Waterhouse LLP.

   24.0       Power of Attorney.*

   27.0       Financial Data Schedule.(8)


------------------------


*   Previously filed.


(1) Incorporated by reference from the Company's Registration Statement on Form S-1 as filed with the Commission on November 11, 1996, SEC File No. 333-12689.

(2) Incorporated by reference from the Company's Registration Statement on Form S-3 as filed with the Commission on March 5, 1998, SEC File No. 333-36299.

(3) Incorporated by reference from the Company's Form 8-K as filed with the Commission on January 2, 1998, SEC File No. 000-21561.

(4) Incorporated by reference from the Company's Current Report on Form 8-K as filed with the Commission on December 15, 1997, SEC File No. 000-21561.

(5) Incorporated by reference from the Company's Current Report on Form 8-K as filed with the Commission on January 30, 1998, SEC File No. 000-21561.

(6) Incorporated by reference from the Company's Current Report on Form 8-K as filed with the Commission on February 12, 1998, SEC File No. 000-21561.

(7) Incorporated by reference to Exhibit No. 5.

(8) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998, SEC File No. 000-21561.

    (b) FINANCIAL STATEMENT SCHEDULES

    All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes that:

    (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, Ohio on June 25, 1998.


                                MIAMI COMPUTER SUPPLY CORPORATION

                                By:            /s/ MICHAEL E. PEPPEL
                                     -----------------------------------------
                                                 Michael E. Peppel
                                       President and Chief Executive Officer


             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

   /s/ ANTHONY W. LIBERATI*
------------------------------  Chairman of the Board          June 25, 1998
     Anthony W. Liberati

                                Director, President and
    /s/ MICHAEL E. PEPPEL         Chief Executive Officer
------------------------------    (Principal executive         June 25, 1998
      Michael E. Peppel           officer)

     /s/ ROBERT G. HECHT*
------------------------------  Director and Vice Chairman     June 25, 1998
       Robert G. Hecht            of the Board

   /s/ HARRY F. RADCLIFFE*
------------------------------  Director and Treasurer         June 25, 1998
      Harry F. Radcliffe

    /s/ THOMAS C. WINSTEL
------------------------------  Director, Secretary and        June 25, 1998
      Thomas C. Winstel           Vice President

      /s/ IRA H. STANLEY        Vice President-Finance
------------------------------    (Principal financial and     June 25, 1998
        Ira H. Stanley            accounting officer)

------------------------------
   *By: Michael E. Peppel,
       attorney-in-fact